As filed with the Securities and Exchange Commission on April 15, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BHP Billiton Finance (USA) Limited	BHP Billiton Plc	BHP Billiton Limited
(ABN 49 057 525 505) (Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)	(ABN 49 004 028 077) (Exact name of Registrant as specified in its charter)

Victoria, Australia	England and Wales	Victoria, Australia
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

Not Applicable	Not Applicable	Not Applicable
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

600 Bourke Street Melbourne, Victoria 3000, Australia Tel. No. 011-61-3-9609-3333	Neathouse Place, Victoria, London SW1V 1BH United Kingdom Tel. No.: 011-44-20-7802-4000	600 Bourke Street Melbourne, Victoria 3000, Australia Tel. No.: 011-61-3-9609-3333
(Address and telephone number of Registrant’s principal executive offices)	(Address and telephone number of Registrant’s principal executive offices)	(Address and telephone number of Registrant’s principal executive offices)

Earl K. Moore

1360 Post Oak Boulevard

Suite 55

Houston, Texas 77056

(713) 961-8414

(Name, address and telephone number of agent for service)

Copies to:

Jeffrey F. Browne, Esq. John E. Estes, Esq. Sullivan & Cromwell Level 32, 101 Collins Street Melbourne, Victoria 3000, Australia Tel. No.: 011-61-3-9635-1500	John N. Chrisman, Esq. Andrew S. Reilly, Esq. Jones Day Level 38, Governor Phillip Tower, 1 Farrer Place, Sydney, New South Wales 2000, Australia Tel. No.: 011-61-2-9210-6921

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ (333-104383)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the registration statement is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Debt Securities	US$100,000,000	100.0%	US$100,000,000	US$8,090

Guarantees of Debt Securities	(2)	(2)	(2)	None

(1)	The registrant previously registered a maximum aggregate offering price of US$750,000,000 on a Registration Statement on Form F-1 (File No. 333-104383), for which a filing fee of US$60,675 was paid.
(2)	Pursuant to Rule 457(n), no separate fee for the Guarantees is payable.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing pages, this page, the signature pages, an exhibit index, opinions of counsel regarding the validity of the debt securities being offered hereby and related consents, and accountants’ consents. Pursuant to Rule 462(b), the contents of the registration statement on Form F-1 (File No. 333-104383), as amended, registering $750,000,000 of debt securities of the registrants, including the exhibits and the powers of attorney thereto, are incorporated by reference into this registration statement. This registration statement covers the registration of an additional $100,000,000 of debt securities.

CERTIFICATION

Each of the registrants hereby certifies to the Securities and Exchange Commission that (i) it has instructed its bank to pay the SEC the filing fee set forth on the cover page of this registration statement by a wire transfer of such amount to the SEC’s account at Mellon Bank as soon as practicable (but no later than the close of business on April 15, 2003), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than April 15, 2003.

F-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BHP Billiton Plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Melbourne, Australia on April 15, 2003.

BHP BILLITON PLC

By:	/S/ NIGEL CHADWICK
Name:	Nigel Chadwick
Title:	Vice President, Corporate Accounting/Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on April 15, 2003.

Signature	Title

* Don R. Argus	Chairman

John Buchanan	Director

* David A. Crawford	Director

* Michael A. Chaney	Director

* David A. Jenkins	Director

Signature	Title

* John M. Schubert	Director

* David C. Brink	Director

* Cornelius A. Herkströter	Director

* Lord Renwick of Clifton	Director

* Miklos Salamon	Director and Senior Minerals Executive

* Charles W. Goodyear	Director and Chief Executive Officer (Principal Executive Officer)

* Christopher J. Lynch	Chief Financial Officer (Principal Financial and Accounting Officer)

* Earl K. Moore	(Authorized Representative in the United States)

*By:	/s/ NIGEL CHADWICK
Nigel Chadwick
Attorney-in -fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BHP Billiton Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Melbourne, Australia on April 15, 2003.

BHP BILLITON LIMITED

By:	/s/ NIGEL CHADWICK
Name:	Nigel Chadwick
Title:	Vice President, Corporate Accounting/Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on April 15, 2003.

Signature	Title

* Don R. Argus	Chairman

John Buchanan	Director

* David A. Crawford	Director

* Michael A. Chaney	Director

* David A. Jenkins	Director

Signature		Title

* John M. Schubert		Director

* David C. Brink		Director

* Cornelius A. Herkströter		Director

* Lord Renwick of Clifton		Director

* Miklos Salamon		Director and Senior Minerals Executive

* Charles W. Goodyear		Director and Chief Executive Officer (Principal Executive Officer)

* Christopher J. Lynch		Chief Financial Officer (Principal and Financial Accounting Officer)

* Earl K. Moore		(Authorized Representative in the United States)

*By:	/s/ NIGEL CHADWICK Nigel Chadwick Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BHP Billiton Finance (USA) Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Melbourne, Australia on April 15, 2003.

BHP BILLITON FINANCE (USA) LIMITED

By:	/s/ NIGEL CHADWICK
Name: Title:	Nigel Chadwick Vice President, Corporate Accounting/Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on April 15, 2003.

Signature		Title

* Christopher J. Lynch		Director (Principal Executive, Financial and Accounting Officer)

Willie Murray		Director

* Trevor Boyle		Director

* Earl K. Moore		(Authorized Representative in the United States)

*By:	/s/ NIGEL CHADWICK Nigel Chadwick Attorney-in-fact

EXHIBITS

(a)	All exhibits filed with the Registration Statement No. 333-104383 are incorporated by reference into and shall be deemed part of this registration statement, except for the following which are filed herewith:

Exhibit Number	Description of Document

5.1	Opinion of Sullivan & Cromwell, United States legal adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited, as to certain matters of New York law.†

5.2	Opinion of James S. Lyons, Australian legal adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited, as to certain matters of Australian law.†

5.3	Opinion of Jeremy Thomas, English legal adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited, as to certain matters of English law.†

23.1	Consent of PricewaterhouseCoopers LLP, PricewaterhouseCoopers, KPMG Audit Plc and KPMG.†

23.2	Consent of PricewaterhouseCoopers LLP.†

23.3	Consent of Arthur Andersen.*

23.4	Consent of Sullivan & Cromwell, United States legal adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited (included in Exhibits 5.1).†

23.5	Consent of James S. Lyons, Australian legal adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited (included in Exhibit 5.2).†

23.6	Consent of Jeremy Thomas, English legal adviser to BHP Billiton Finance (USA) Limited, BHP Billiton Plc and BHP Billiton Limited (included in Exhibit 5.3).†

23.7	Consent of PricewaterhouseCoopers LLP.†

*	Arthur Andersen has not consented to the incorporation by reference of their report in this registration statement, and we have dispensed with the requirement to file their consent in reliance upon rule 437a of the Securities Act of 1933. Because Arthur Andersen has not consented to the incorporation by reference of their report in this registration statement, you will not be able to recover against Arthur Andersen under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated therein.
†	Filed herewith.

(b)	All other schedules are omitted as the required information is included in the financial statements or the related notes or such schedules are not applicable.